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                                                                Exhibit 99(p)(4)

                                 Code of Ethics

This Section covers three areas -

    1.  Personal account dealing.

    2.  Insider dealing.

    3.  Gifts and Entertainment.


Together these areas constitute the Code of Ethics under the SEC requirements. In particular, the personal account dealing section incorporates the SEC requirements and recommendations for the procedures for staff carrying out personal investment transactions.

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                          Personal Dealing Procedures

As part of your contract of employment with Framlington, you undertake to comply with these procedures. Any failure to comply with them may result in disciplinary action, and any deliberate attempt to avoid or circumvent these rules will incur disciplinary action and may result in immediate dismissal.

Purpose of the Rules

Framlington's business consists of managing investments for clients. The activities of individuals in managing their own investments, therefore, may involve conflicts of interest with client activity. These rules, therefore, exist to help the firm and the individuals to manage those conflicts and to ensure that neither Framlington nor the individual can be criticised for any actual or perceived conflict of interest.

The rules are based on the premise that the interests of Framlington's clients are placed ahead of the interests of Framlington itself, and the interests of Framlington are placed ahead of its directors and employees.

This formal set of rules is a requirement both of the U.K. and the US regulatory agencies.

Who Is Covered By The Rules?

These rules apply equally to all directors and employees of Framlington Investment Management Limited, Framlington Overseas Investment Management Limited, Framlington Unit Management Limited and Framlington Investment Trust Services Limited based in the UK. They also apply to "Connected Persons" of those directors and employees. Connected Person is anyone connected with the relevant director or employee by reason of a domestic or business relationship through with the director or employee has stock-specific influence over that person's judgement in the purchase or sale of investments.

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These rules apply to directors and employees if they are dealing as a personal representative of an Estate or as a Trustee of a Trust, unless they are relying solely on the advice of another person.

What Investments Are Covered By The Rules?

Restrictions on personal account dealing apply to all stocks and shares, debentures including debenture stock, loan stock, bonds and convertible bonds, government and municipal securities, warrants, options, futures and contracts for differences. Acceptance of takeover offers and rights issues, and conversion of warrants do not need prior approval but should be notified without delay so that Compliance Department's record can be kept up to date.

The rules do not apply to investment in open-end collective investment schemes such as unit trusts, mutual funds or open ended investment companies, and purchase of life policies.

You should not in particular, that the rules will restrict investment in the closed-end investment trust and investment companies operated by Framlington. They also apply to all new issuers and private placements. Even where major government privatizations are concerned, staff must assume that any application requires prior approval under the normal procedures unless a specific waiver has been granted.

Restricted List

The Compliance Department maintains a "restricted list". This is in two parts: a "stoplist" indicating securities which may not be purchased either for clients or for individuals under any circumstances; and a "refer list" containing stocks which may not be dealt by individuals for their own account without specific approval from the Compliance Officer or his designated alternate.

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When Will Approval Be Refused?

Approval will be automatically refused for any dealing in:-

1.  Any security on the "stop list".

2. Any security which is currently being purchased or sold for one or more clients. Where an employee wishes to deal in the opposite direction to the client transaction -ie. client buys and employees sells or client sells and employee buys- the employee trade must wait 7 calendar days (6 clear days) to remove any suggestion that the employee might benefit from any market affect of the client trade. Employees may not deal in the 7 calendar days before an order is placed for a client fund. Permission will not be given for any dealing if it is known that a client order is in contemplation. Where permission to deal is given and a subsequent decision to deal for clients within 7 calendar days is taken, the fact will be reported to the Compliance Committee which will consider whether the employee concerned should disgorge any profit made on the transaction.

3. If the employee has dealt in a stock and then deals in the opposite direction within 60 calendar days, any profits realised on such short term trading may have to be surrendered unless otherwise agreed by the Compliance Committee.

Other Restrictions

By asking to deal, an employee is warranting that he/she:-

1.  Is not breaking any law;

2.  is not breaching the house rules; and

3.  that they can settle the transaction on demand.

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Exemptions

Consideration will be given on a case by case basis by the Compliance Officer to exclude individual arrangements under which a third party has full discretion over the management of the portfolio. Exemption will only be granted in these circumstances if the individual concerned is not consulted or pre-advised or any investment decision taken by the investment manager. The individual will also have to arrange for that investment manager to provide regular reports to the Compliance Department of the content of, and transactions in, their portfolio.

Approval Procedures

No security may be purchased without prior consent obtained under the following procedure.

Stage 1
-------

Central Dealers must confirm that there is no open order in existence for any client in the security in question. Central Dealers will also confirm that the stock does not appear on either the stop or refer lists. If the stock appears on the stop list approval will automatically be refused. If the stock appears on the refer list, the Central Dealers will annotate that fact.

Stage 2
-------

The second stage of approval must come from the relevant Fund Manager, or his/her nominated deputy, concerned with the security in question. The relevant Fund Manager will confirm, having consulted other fund managers as necessary, that there is no activity in the stock under consideration or related stock for any client fund. If activity is under consideration, the application will automatically be refused. In these circumstances, the individual may reapply once the client activity has ceased, but will have to bear in mind the timing restrictions noted above.

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Stage 3
-------

The final approval will come from the Compliance Officer or his nominated deputy. The Compliance Officer or his nominated deputy may refuse approval for a transaction if stock is on the refer list and he considers that an actual or perceived conflict of interest might arise out of the personal transaction. He may also refuse permission if the transaction would breach the 60 days rule noted above.

Once signed-off, the Compliance Officer or his nominated deputy will return the form to the applicant. Approval, once given, is valid until the close of the next business day. If, for any reason, an applicant is unable to transact an approved deal within the permitted time frame, they must reapply for permission. As far as transactions by post are concerned, for instance, for PEP transactions or corporate actions, the individual must ensure that the instruction is posted within the time limit given; it is not, however, expected that the broker or company concerned will necessarily act on the instruction within the time limit.

The applicant is required to complete the final section of the form under which they confirm, a) that the order was dealt as approved, or b), that the order was not transacted.

Brokerage Accounts

All personal dealings must be transacted through a broker of the individual's choice. The Compliance Officer will request that broker to send him direct copies of all contract notes relating to transactions of the individual or of any connected person. Individuals should therefore ensure that brokerage arrangements are properly established before they request permission to deal.

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Disclosure

All officers and employees are required to disclose all personal securities holdings upon commencement of employment with a group company and at the end of each calendar year thereafter. The Compliance Department monitors permissions granted against reports of transactions submitted by brokers. Any discrepancy between broker reports and permissions granted will be investigated and individuals are required to co-operate in explaining any transactions for which prior approval cannot be evidenced.

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                        Personal Account Dealing Report

Employee Name:________________________     Date:________________________

Deal for:_____________________________     Time:________________________

Relationship:_________________________     Broker:______________________
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                                    Buy/Sell
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Name of Security:_____________________     Amount:______________________
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Stage 1- Central Dealer Checks
---------

Stop list                     Y*|N      *Automatic refusal

Refer list                    Y|N

Outstanding Client Order      Y*|N

Client deals within 7 days    Same direction|Opposite direction*

Signed: ____________________      Date: __________      Time:- _______
--------------------------------------------------------------------------------

Stage 2 - Fund Manager Approval- For list see over
-------

I confirm no conflict with recent, current or prospective client activity.

Signed: ____________________      Date: __________      Time:- _______
--------------------------------------------------------------------------------

Stage 3 - Compliance Department Approval- For list see over
-------

Signed: ____________________      Date: __________      Time:- _______

VALID UNTIL___________________
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Compliance comments:


--------------------------------------------------------------------------------
Confirmation:  I confirm this transaction was executed within time limit.
               I confirm this transaction was not executed.

Signed: ____________________      Date: __________      Time:- _______
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                        Personal Account Dealing Report

Approval to be obtained from:

UK large cap:            Richard Pierson/Paul Branigan/Neil Birrell

UK small cap:            Richard Pierson/Alice Ryder/Brian Watson

US                       Stephen Kelly

Healthcare               Antony Milford

Europe                   Caspar Rock/Dominic Baker

Emerging Markets & Asia  William Calvert

Japan                    Chris Bell

Unquoteds                Simon Key

If a relevant fund manager is not available, approval should be obtained from one of the following:

                                   Simon Key
                                   Mike Vogel
                                 Warren Colman

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                                Insider Dealing

The Criminal Justice Act 1993 sets out details of various criminal offences relating to the use of inside information.

Inside information is information relating to securities which has not been made public but would be likely to have an effect on the price if it were made public.

It is an offence to deal in securities, or encourage another person to deal, in securities when in possession of inside information, or to disclose inside information otherwise than in the proper performance of your employment.

No person should deal for themselves or the company when in possession of inside information, and such information should not be passed on to others.

Whilst the law relating to insider trading varies across the globe, Framlington has adopted these standards regardless of the nature of the security and country.

If any person believes that they are in receipt of inside information this should be reported to the Compliance department and the security will be placed on the Embargo List.

The Embargo List operates to ensure that persons within the group do not act on inside information held by other persons within the Group.

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                            Gifts and Entertainment

These procedures are designed to ensure that we carry out our business with the highest standards of integrity, to that inducements are neither offered by, nor received by, employees of the group. These guidelines encompass regulatory requirements as well as standards set by the group.

The guidelines cover various types of gifts or benefits in kind which may be offered to, or received from, any investment business or other agents with which the group does business. These parties include, but are not restricted to: stockbrokers, intermediaries, consultants, trustees and suppliers of equipment and services.

The definition of gifts and benefits in kind includes invitations to sporting events, the theatre or other social events (whether accompanied by the donor or not) and includes gifts such as champagne, wine and gifts of company goods if more than a de minimis value (see later). Lunches and dinners in the ordinary course of business are excluded.

In order to monitor the gifts received or given, records of these must be completed and submitted in line with these procedures.

Prohibitions

Gifts and entertainment cannot be accepted or given where they are of a value or frequency which can reasonably be expected to influence the recipient or go against the best interest of the customer.

The Compliance department have the right to prevent any employee from accepting or offering any gift or benefit in kind if it is deemed to be inappropriate.

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Gifts/Benefits Received

Each individual is responsible for completing a gifts/benefits form for any gifts received, unless it is considered to be of a de minimis value (valued at under (Pounds)25.00 in total is the current guideline). If you are in any doubt about the value of the gift then it should be declared.

The form should be submitted to your department manager for approval (or where relevant the Compliance Officer). All forms should then be passed to the Compliance department which will maintain the records.

Where possible prior approval should be obtained eg. corporate hospitality will normally be advised in advance by invitation. Prior approval is essential if the value of any gift or benefit is deemed to be over [(Pounds)100].

Offering Gifts/Entertainment

Gifts and entertainment should only be offered where they are of a value or a frequency which is not reasonably expected to influence the recipient or induce the recipient to act against the best interests of his customer or company.

Gifts or benefits which are in line with normal market practice AND are valued at under (Pounds)100 in value are subject to normal expense authorisation procedures. An exception to this is any gift or entertainment given to an IFA (see below).

Independent Intermediaries

The maximum value of gifts given to any one intermediary in any one calendar year must not exceed (Pounds)25 times the number of individuals within the IFA firm which are authorised to sell investment contracts. In order to monitor this limit, all gifts/benefits in kind and recipients must be recorded on the Gifts/Benefits form and submitted to Compliance. Diaries and calendars are excluded. These requirements are laid down by the PIA.

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This procedure means that golf days or other corporate hospitality must be declared. Any payments we make to assist an IFA with training etc. should also be declared.

In all cases, gifts or benefits valued at over (Pounds)100 must be authorised by the department manager on the appropriate form and then submitted to the Compliance department.

The adherence to these guidelines will be monitored on a regular basis and deviations from these procedures will be reported to the Compliance committee if this is deemed appropriate.

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This report is to be presented to the Compliance Department, at the very latest, within 48 hours of receipt of a gift, or immediately in the case of making a gift, regardless of its value. Please use a separate form for each gift.
`Gift' also includes corporate hospitality such as theatre tickets, golf days, sporting events.

                         Gift/Benefit Notification Form

Gift Recipient/Donor in Framlington ....................

Signature .............................................. Date ..........

RECEIVED
--------------------------------------------------------------------------------
 Description                         Estimated Value (Sterling equiv.)




--------------------------------------------------------------------------------
 Donor




 Relationship of Donor               Date Received
--------------------------------------------------------------------------------


Name & signature of Department Head/Investment Director
(as appropriate)


Name: ........................ Signature: ..............................


DONATED
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 Description                         Value




--------------------------------------------------------------------------------
 Recipient




 Relationship of Recipient           Date Given
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